Exhibit 99

                         Kansas City, MO - July 3, 2003

Interstate Bakeries Corporation (NYSE-IBC) today announced that as a result of a revision to its self-insurance reserve estimates, it anticipates reporting results for its fourth quarter and 2003 fiscal year, which ended May 31, 2003, that are approximately 10 to 12 cents per diluted share below previously issued guidance. The self-insurance revision primarily reflects a change in the Company's estimated expense for workers' compensation claims resulting from recent incurred loss development experience reported to the Company by its workers' compensation service provider. The revised estimate is expected to result in an approximate eight percent increase in the Company's overall self-insurance reserves.

IBC is scheduled to announce results for its fourth quarter and 2003 fiscal year on July 14, 2003. The Company also has announced a conference call to discuss those results and the outlook for fiscal year 2004 at 9:00 a.m. CDT on July 14. The call-in number is 1-800-915-4836, and participants may call in beginning at 8:50 a.m. CDT. The call will also be webcast at interstatebakeriescorp.com.

If you are unable to participate in the conference call, an audio tape of the call will be available at approximately Noon (CDT) on July 14, 2003 until Midnight on July 25, 2003. You may listen to the audio tape by calling 973-709-2089 and the Passcode I.D. is 300287.

Interstate Bakeries Corporation is the nation's largest baker and distributor of fresh baked bread and sweet goods in the U.S., under various national brand names including Wonder, Hostess, Dolly Madison, Merita and Drake's. The Company, with 58 bread and cake bakeries located in strategic markets from coast-to-coast, is headquartered in Kansas City, Missouri.

For information on the Company, please contact:

Paul E. Yarick
Senior Vice President - Finance and Treasurer
Interstate Bakeries Corporation
12 East Armour Boulevard
Kansas City, MO  64111
(816) 502-4000

FORWARD-LOOKING STATEMENTS

The statements in this release that are not historical statements are forward-looking statements within the meaning of federal securities laws. These forward-looking statements include statements relating to self-insurance reserve estimates and financial results. These forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such statements. Factors that could cause actual results to differ materially include, but are not limited to, increased costs or delays in Program SOAR or other problems related thereto; bankruptcy filings by customers; actions of competitors, including pricing policy and promotional spending; the effectiveness of advertising and marketing spending; the availability and costs of raw materials, packaging, fuels




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and utilities, and the ability to recover these costs in the pricing of products; the effectiveness of hedging activities; the availability of capital on acceptable terms; changes in our business strategies, including our ability to continue to participate in industry consolidation and to integrate successfully businesses we acquire; expenditures necessary to carry out cost-saving initiatives and savings derived from these initiatives; changes in general economic and business conditions (including in the bread and sweet goods markets); changes in consumer tastes or eating habits; further consolidation in the food retail industry; future product recalls or safety concerns; costs associated with environmental compliance and remediation; increased costs and uncertainties related to periodic renegotiation of union contracts; increased pension and medical costs; changes in our relationship with employees and the unions that represent them; actions of governmental entities, including regulatory requirements; the outcome of legal proceedings to which we are or may become a party; business disruption from terrorist acts, our nation's response to such acts and acts of war; and other factors. We disclaim any intention or obligation to update or revise any forward-looking statements to reflect new information, future events or developments or otherwise, except as required by law. We have provided additional information in our Annual Report on Form 10-K for our fiscal year ended June 1, 2002 and Forms 10-Q for the quarters ended August 24, 2002, November 16, 2002 and March 8, 2003 filed with the Securities and Exchange Commission, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.

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